Exhibit 4.5

ANACOR PHARMACEUTICALS, INC.

AMENDMENT NO. 2 TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 2 (the “Amendment”) to Amended and Restated Investors’ Rights Agreement dated as of December 24, 2008, as amended, by and among Anacor Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A thereto, The Pennsylvania State University and Stanford University (the “Rights Agreement”), is made as of March 18, 2011, by and among the Company and the holders of at least 70% of the outstanding Registrable Securities (as defined in the Rights Agreement) (the “Requisite Holders”).

RECITALS

A.                                   The Company and Oxford Finance Corporation and Horizon Technology Finance Corporation (collectively the “Lenders”) have entered into that certain Loan and Security Agreement dated as of March 18, 2011 (the “Loan Agreement”) pursuant to which Lenders are providing a credit facility to the Company.   Furthermore, pursuant to the terms of the Loan Agreement, the Company issued to the Lenders warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (the “Common Stock”).

B.                                     The parties desire to amend the Rights Agreement to grant to Lender “piggyback” registration rights with respect to the shares of Common Stock issued or issuable upon exercise of the Warrants.

C.                                     Pursuant to Section 1.12 of the Rights Agreement, the Company shall not, without the prior written consent of the Holders (as defined therein) of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder certain registration rights.

D.                                    Pursuant to Section 3.4 of the Rights Agreement, the Rights Agreement may be amended only with the written consent of the Company and the holders of at least 70% of the Registrable Securities then outstanding.

E.                                      The parties hereto desire to enter into this Amendment in accordance with Sections 1.12 and 3.4 of the Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Requisite Holders hereby agree that the Rights Agreement shall be amended, and further agree as follows:

1.                                       Agreement to be Bound.  The Lenders, the Company and the Requisite Holders hereby agree that by executing and delivering this Amendment, the Lenders are hereby added as

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parties to the Rights Agreement, and each Lender agrees to be bound by the terms and conditions of the Rights Agreement.

2.                                       Definition of Registrable Securities.  Section 1.1(l) is hereby amended and restated in its entirety as follows:

“(l)                               The term “Registrable Securities” means (i) (a) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by the Investors and (b) solely for purposes of Sections 1.3, 1.5, 1.6, 1.7, 1.8, 1.9, 1.11, 1.13, and 1.14 of the Agreement, the shares of Common Stock issuable or issued upon exercise of warrants issued to Oxford Finance Corporation and Horizon Technology Finance Corporation; provided that shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock, upon conversion of Series E Preferred Stock issued upon exercise of warrants held by Lighthouse Capital Partners V, LP or its affiliates or Common Stock issued upon exercise of warrants held by Oxford Finance Corporation and Horizon Technology Finance Corporation or their respective affiliates shall not be Registrable Securities for the purposes of Section 2 hereunder, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i) and this clause (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Holder in a transaction in which its rights under this Agreement are not assigned.  Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.”

3.                                       Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

4.                                       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.                                       Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

6.                                       Entire Agreement.  The Rights Agreement and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subjects

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hereof and thereof.  Except as specifically provided in this Amendment, the Rights Agreement shall remain in full force and effect.

7.                                       Definitions.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Rights Agreement.

[Signature Pages Follow]

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The parties hereto have executed this Amendment No. 2 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ANACOR PHARMACEUTICALS, INC.

By:	/s/ David Perry
Name:	David Perry
Title:	Chief Executive Officer

Address:	1020 East Meadow Circle
Palo Alto, California 94303

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

RHO VENTURES IV, L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Mark Leschly

Name:	Mark Leschly

Title:	Managing Member

Address:	152 W. 57th Street, 23rd Floor
New York, New York 10019

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Mark Leschly

Name:	Mark Leschly

Title:	Managing Member

Address:	152 W. 57th Street, 23rd Floor
New York, New York 10019

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

RHO VENTURES IV (QP), L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Mark Leschly

Name:	Mark Leschly

Title:	Managing Member

Address:	152 W. 57th Street, 23rd Floor
New York, New York 10019

RHO MANAGEMENT TRUST I

By:	Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Mark Leschly

Name:	Mark Leschly

Title:	Managing Member

Address:	152 W. 57th Street, 23rd Floor
New York, New York 10019

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

ABERDARE VENTURES II, L.P.

By:	Aberdare GP II, LLC, its General Partner

By:	/s/ Paul H. Klingenstein

Name:	Paul H. Klingenstein

Title:	Managing Partner

Address:	One Embarcadero Center, #4000
San Francisco, California 94111

ABERDARE VENTURES II (BERMUDA), L.P.

By:	Aberdare GP II, LLC its General Partner

By:	/s/ Paul H. Klingenstein

Name:	Paul H. Klingenstein

Title:	Managing Partner

Address:	One Embarcadero Center, #4000

San Francisco, California 94111

ABERDARE II ANNEX FUND, L.P.

By:	Aberdare GP II, LLC its General Partner

By:	/s/ Paul H. Klingenstein

Name:	Paul H. Klingenstein

Title:	Managing Partner

Address:	One Embarcadero Center, #4000
San Francisco, California 94111

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

/s/ Paul H. Klingenstein
Paul H. Klingenstein

/s/ John H. Odden
John H. Odden

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

CARE CAPITAL INVESTMENTS II, LP
By:	Care Capital II, LLC
as general partner of Care
Capital Investments II, LP

By:	/s/ Richard J. Markham

Name:	Richard J. Markham

Title:	Authorized Signatory

Address:	47 Hulfish Street, Suite 310
Princeton, NJ 08542

CARE CAPITAL OFFSHORE INVESTMENTS II, LP
By:	Care Capital II, LLC
as general partner of Care
Capital Offshore Investments II, LP

By:	/s/ Richard J. Markham

Name:	Richard J. Markham

Title:	Authorized Signatory

Address:	47 Hulfish Street, Suite 310
Princeton, NJ 08542

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

VENROCK PARTNERS, L.P.
by its General Partner, Venrock

Partners Management, LLC

By:	/s/ Anders D. Hove

Name:	Anders D. Hove

Title:	Member

Address:	530 Fifth Avenue, 22nd floor
New York, NY 10036

VENROCK ASSOCIATES IV, L.P.
by its General Partner, Venrock
Management IV, LLC

By:	/s/ Anders D. Hove

Name:	Anders D. Hove

Title:	Member

Address:	530 Fifth Avenue, 22nd floor
New York, NY 10036

VENROCK ENTREPRENEURS
FUND IV, L.P.
by its General Partner, VEF
Management IV, LLC

By:	/s/ Anders D. Hove

Name:	Anders D. Hove

Title:	Member

Address:	530 Fifth Avenue, 22nd floor
New York, NY 10036

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDERS:

GLAXOSMITHKLINE LLC

By:	/s/ William J. Mosher

Name:	William J. Mosher

Title:	Vice President & Secretary

Address:	One Franklin Plaza

Mail Code FP 2355

Philadelphia, PA 19102

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.

The parties hereto have executed this Amendment No. 2 to Amended and Restated  Investors’ Rights Agreement as of the date first written above.

LENDERS:

OXFORD FINANCE CORPORATION

By:	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel

Address:	133 North Fairfax Street
Alexandria, Virginia 22314

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.

Robert D. Pomeroy, Jr.

Its:	Chief Executive Officer

Address:	76 Batterson Park Road
Farmington, Connecticut 06032

SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ANACOR PHARMACEUTICALS, INC.